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                                                                      EXHIBIT 11

                         FRONTIER FINANCIAL CORPORATION
               COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE


                                                   1999            1998            1997
                                                -----------     -----------     -----------
Net Income (in thousands)                       $    25,660     $    21,649     $    18,594
                                                ===========================================

    Computation of average shares outstanding:

       Shares outstanding at
       beginning of year                          8,697,261       7,350,561       6,830,666

       Additional shares deemed
       outstanding because of
       stock dividends or splits                  8,758,499       8,382,631       8,815,136

       Shares issued pursuant
       to merger                                         --       1,587,800       1,587,800

       Shares issued during
       the year times average
       time outstanding during
       the year                                      72,231          35,074          33,924
                                                -------------------------------------------
       Average shares outstanding                17,527,991      17,356,066      17,267,526
                                                -------------------------------------------
       Average number of dilutive shares
       assumed to be outstanding                     77,525         215,110         113,704
                                                -------------------------------------------

       Average dilutive shares
       outstanding                               17,605,516      17,571,176      17,381,230
                                                ===========================================

       Basic earnings per share                 $      1.46     $      1.25     $      1.08
                                                ===========================================

       Diluted earnings per share               $      1.46     $      1.23     $      1.07
                                                ===========================================